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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Centex Construction Products, Inc. of our report dated May 9, 2003, included in the 2003 Annual Report to Shareholders of Centex Construction Products, Inc. We also consent to the incorporation by reference in the registration statements (Form S-8 No's. 33-82820, 33-82928, 33-84394, and 333-54102) of Centex
Construction Products, Inc. of our report dated May 9, 2003, with respect to the consolidated financial statements of Centex Construction Products, Inc. incorporated by reference in the Form 10-K for the year ended March 31, 2003.

Dallas, Texas
June 20, 2003

                                                   /s/ ERNST & YOUNG
                                                   -----------------------------
                                                   Ernst & Young